Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2019 Third Quarter Operating Results;
Wireless Trends Continue to Improve; Record Level Software Revenue Backlog and Continued Strong Expense Management

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (October 23, 2019) - Spok Holdings, Inc. (NASDAQ: SPOK), the global leader in healthcare communications, today announced operating results for the third quarter and year-to-date period ended September 30, 2019. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on December 10, 2019 to stockholders of record on November 15, 2019.

Key Third Quarter Operating Highlights:

•
Software bookings for the 2019 third quarter were $20.4 million. Software operations bookings of $9.8 million represented the highest quarterly bookings levels so far this year and Spok continues to see increasing demand for its solutions going into the fourth quarter. Third quarter maintenance renewal bookings were $10.6 million.

•	Software revenue backlog totaled $42.6 million at September 30, 2019, up from $36.4 million at September 30, 2018 and $39.7 million at the end of the prior quarter.

•	The revenue renewal rate for software maintenance in the third quarter of 2019 continued at greater than 99 percent.

•	Net paging unit losses were approximately 22,000 in the third quarter of 2019, down from third quarter 2018 losses of 25,000.

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•
The quarterly rate of wireless revenue erosion was 1.4 percent in the third quarter of 2019, down from 1.7 percent in the third quarter of 2018. Based on twelve-month trailing revenue, the annual rate of wireless revenue erosion was 6.4 percent in the third quarter of 2019, down from 7.2 percent in the third quarter of 2018.

•	Total paging ARPU (average revenue per unit) was $7.32 in the third quarter of 2019, down from $7.40 in the third quarter of 2018.

•
Operating expenses in the third quarter of 2019 totaled $42.1 million, compared to $44.0 million in the prior year quarter. Adjusted operating expenses (excludes depreciation, amortization and accretion) totaled $39.8 million in the third quarter of 2019, compared to $41.3 in the year-earlier quarter.

•	Capital expenses were $1.4 million in the third quarter of 2019, compared to $1.5 million in the second quarter of 2019 and $1.6 million in the prior year quarter.

•	The number of full-time equivalent employees at September 30, 2019 totaled 617, compared to 603 at September 30, 2018.

•	Capital returned to stockholders in the third quarter of 2019 totaled $7.2 million, in the form of $2.4 million from dividends and $4.8 million from share repurchases.

•
The Company’s cash, cash equivalents and short-term investments balance at September 30, 2019 was $79.2 million, down from $87.3 million at December 31, 2018 and up from $77.7 million at June 30, 2019.

2019 Third Quarter and Year-To-Date Results:
Consolidated revenue for the third quarter of 2019 under Generally Accepted Accounting Principles (“GAAP”) was $39.5 million compared to $42.5 million in the third quarter of 2018. For the nine months of 2019, consolidated revenue totaled $120.7 million, compared to $126.2 million in the first nine months of 2018.

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	For the three months ended			For the nine months ended
(Dollars in thousands)	September 30, 2019	September 30, 2018	Change (%)	September 30, 2019	September 30, 2018	Change (%)
Wireless revenue
Paging revenue	$21,212	$22,442	(5.5)%	$64,241	$68,574	(6.3)%
Product and other revenue	602	817	(26.3)%	2,311	2,612	(11.5)%
Total wireless revenue	$21,814	$23,259	(6.2)%	$66,552	$71,186	(6.5)%

Software revenue
Operations revenue	$7,614	$9,026	(15.6)%	$23,974	$25,961	(7.7)%
Maintenance revenue	10,025	10,191	(1.6)%	30,215	29,071	3.9%
Total software revenue	17,639	19,217	(8.2)%	54,189	55,032	(1.5)%
Total revenue	$39,453	$42,476	(7.1)%	$120,741	$126,218	(4.3)%

GAAP net loss for the third quarter of 2019 was $1.3 million, or $0.07 per diluted share, compared to a net loss of $0.8 million, or $0.04 per diluted share, in the third quarter of 2018. GAAP net loss for the first nine months of 2019 was $1.3 million, or $0.07 per diluted share, compared to a net loss of $1.7 million, or $0.09 per diluted share, in the first nine months of 2018.
In the third quarter of 2019, the EBITDA (earnings before interest, taxes, depreciation and amortization) loss totaled $0.4 million. This compares to EBITDA of $1.2 million in the prior year quarter. In the first nine months of 2019, the Company generated $3.4 million of EBITDA, compared to EBITDA of $4.8 million in the prior year period.

	For the three months ended		For the nine months ended
(Dollars in thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net loss	$(1,326)	$(840)	$(1,255)	$(1,667)
Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.07)	$(0.09)
EBITDA	$(387)	$1,225	$3,430	$4,847

Management Commentary:
“We believe our performance in the third quarter of 2019 has positioned us well as we prepare to demonstrate our improved cloud-native and integrated communication platform to our customer base next week at our annual user conference, Connect 19," said Vincent D. Kelly, president and chief executive officer. “In the third quarter, we continued to see improvements in both wireless unit and revenue trends, as well as a record level for our

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software revenue backlog. Third quarter performance was supported by continued strong software maintenance renewals and improved operating expense levels. This allowed us to return $7.2 million of capital to our stockholders in the form of dividends and share repurchases, while we continued to enhance our product offerings through our continued investments in our integrated communication platform, Spok Care Connect®.”

Kelly also noted that in addition to the Company’s quarterly financial performance, Spok made progress in several other areas, including product development, sales strategy and key strategic partnership agreements. “Earlier in the quarter, we were excited to announce that for the seventh consecutive year all 21 adult hospitals named to U.S. News & World Report’s 2019-20 Best Hospitals Honor Roll use Spok clinical communication solutions to facilitate care collaboration and support exceptional patient care. We believe this recognition enhances our industry-leading reputation and provides momentum as we welcome customers next week to Connect 19, Spok’s annual conference for healthcare professionals. There, we will bring together some of the industry’s leading innovators who are pushing the boundaries to advance and improve healthcare communications. This year, we are particularly pleased to demonstrate what we believe is a game-changer in healthcare communication technology, the next generation of the Spok Care Connect platform. Our collaboration with hospital leaders at these conferences, and throughout the year, has helped us create an enterprise platform that positions healthcare providers for success today and supports them with faster, smarter clinical communications for the next decade.”

Michael W. Wallace, chief financial officer, said, “Expense management and strong financial discipline have allowed us to continue to invest in our business for long-term growth. In the third quarter, operating expenses were down more than 4 percent on a year-over-year basis. Our balance sheet remains strong, as the cash, cash equivalents and short-term investments balance rose slightly from the prior quarter to $79.2 million at September 30, 2019, and we continue to have no debt.”

Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2019, Wallace noted, “We are pleased that the third quarter results are in line with the full year 2019 guidance we had provided last quarter and we are reiterating those expectations." Regarding financial guidance for 2019, Wallace said the Company expects

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total revenue to range from $156 million to $174 million. Included in that total, the Company expects software revenue to comprise $75 million to $85 million. Also, Spok expects adjusted operating expenses (excludes depreciation, amortization and accretion) to range from $155 million to $165 million, and capital expenses to range from $3 million to $7 million.

* * * * * * * * *

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2019 Third-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2019 third quarter results at 10:00 a.m. ET on Thursday, October 24, 2019. Dial-in numbers for the call are 334-323-0501 or 800-353-6461. The pass code for the call is 6600007. A replay of the call will be available from 1:00 p.m. ET on October 24, 2019 until 1:00 p.m. ET on Thursday, November 7, 2019. To listen to the replay, please register at http://tinyurl.com/Spok2019Q3earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software

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providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Revenue:
Wireless	$21,814	$23,259	$66,552	$71,186
Software	17,639	19,217	54,189	55,032
Total revenue	39,453	42,476	120,741	126,218
Operating expenses:
Cost of revenue	7,190	8,141	22,021	23,635
Research and development	7,437	5,934	20,411	17,845
Technology operations	7,805	7,787	23,345	23,235
Selling and marketing	5,595	5,716	17,279	18,279
General and administrative	11,813	13,673	34,255	38,377
Depreciation, amortization and accretion	2,305	2,785	6,999	8,168
Total operating expenses	42,145	44,036	124,310	129,539
% of total revenue	106.8%	103.7%	103.0%	102.6%
Operating loss	(2,692)	(1,560)	(3,569)	(3,321)
% of total revenue	(6.8)%	(3.7)%	(3.0)%	(2.6)%
Interest income	399	384	1,300	1,009
Other income (expense)	163	(110)	528	(56)
Loss before income taxes	(2,130)	(1,286)	(1,741)	(2,368)
Benefit from income taxes	804	446	486	701
Net loss	$(1,326)	$(840)	$(1,255)	$(1,667)
Basic and diluted net loss income per common share	$(0.07)	$(0.04)	$(0.07)	$(0.09)
Basic weighted average common shares outstanding	19,086,811	19,456,149	19,166,812	19,742,869
Diluted weighted average common shares outstanding	19,086,811	19,456,149	19,166,812	19,742,869
Cash dividends declared per common share	0.125	0.125	0.375	0.375
Key statistics:
Units in service	955	999	955	999
Average revenue per unit (ARPU)	$7.32	$7.40	$7.33	$7.44
Bookings	$20,421	$21,580	$56,410	$58,192
Backlog	$42,604	$36,366	$42,604	$36,366

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Revenue:
Wireless	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579
Software	17,639	17,398	19,154	20,165	19,217	16,970	18,845	19,191
Total revenue	39,453	39,525	41,764	43,256	42,476	40,628	43,114	43,770
Operating expenses:
Cost of revenue (b)	7,190	7,239	7,592	8,772	8,141	7,596	7,878	7,122
Research and development	7,437	6,807	6,167	6,618	5,934	6,177	5,735	4,934
Technology operations	7,805	7,866	7,674	8,120	7,787	7,698	7,750	7,617
Selling and marketing	5,595	5,574	6,110	6,275	5,716	6,093	6,490	6,039
General and administrative	11,813	11,696	10,747	10,721	13,673	12,741	11,964	11,695
Depreciation, amortization and accretion	2,305	2,335	2,359	2,601	2,785	2,669	2,713	2,774
Total operating expenses	42,145	41,517	40,649	43,107	44,036	42,974	42,530	40,181
% of total revenue	106.8%	105.0%	97.3%	99.7%	103.7%	105.8%	98.6%	91.8%
Operating (loss) income	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)	584	3,589
% of total revenue	(6.8)%	(5.0)%	2.7%	0.3%	(3.7)%	(5.8)%	1.4%	8.2%
Interest income	399	452	449	628	384	342	283	229
Other income (expense)	163	602	(236)	(593)	(110)	102	(47)	(282)
Loss (income) before income taxes	(2,130)	(938)	1,328	184	(1,286)	(1,902)	820	3,536
Benefit from (provision for) income taxes	804	268	(586)	5	446	730	(475)	(24,920)
Net (loss) income	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)	$345	$(21,384)
Basic and diluted net (loss) income per common share	$(0.07)	$(0.03)	$0.04	$0.01	$(0.04)	$(0.06)	$0.02	$(1.07)
Basic weighted average common shares outstanding	19,086,811	19,217,866	19,196,970	19,445,401	19,456,149	19,750,941	20,027,800	19,987,763
Diluted weighted average common shares outstanding	19,086,811	19,217,866	19,356,712	19,445,401	19,456,149	19,750,941	20,153,291	19,987,763
Key statistics:
Units in service	955	977	982	992	999	1,024	1,030	1,049
Average revenue per unit (ARPU)	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46
Bookings	$20,421	$21,334	$14,654	$23,076	$21,580	$18,488	$18,124	$19,190
Backlog	$42,604	$39,718	$37,392	$40,422	$36,366	$36,295	$35,930	$42,305

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2019	12/31/2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$49,319	$83,343
Short term investments	29,870	3,963
Accounts receivable, net	31,071	32,386
Prepaid expenses and other	9,975	9,578
Inventory	995	1,708
Total current assets	121,230	130,978
Non-current assets:
Property and equipment, net	9,603	10,354
Operating Lease right-of-use assets	16,345	—
Goodwill	133,031	133,031
Intangible assets, net	3,542	5,417
Deferred income tax assets	46,961	46,484
Other non-current assets	1,319	1,448
Total non-current assets	210,801	196,734
Total assets	$332,031	$327,712
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,605	$2,010
Accrued compensation and benefits	11,465	11,348
Accrued taxes	1,605	1,822
Deferred revenue	27,668	26,106
Operating lease liabilities	5,303	—
Other current liabilities	2,531	3,662
Total current liabilities	52,177	44,948
Non-current liabilities:
Asset Retirement obligations	6,756	6,513
Operating lease liabilities	11,658	—
Other long-term liabilities	643	1,697
Total non-current liabilities	19,057	8,210
Total liabilities	71,234	53,158
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	85,614	90,559
Accumulated other comprehensive loss	(1,499)	(1,301)
Retained earnings	176,680	185,294
Total stockholders' equity	260,797	274,554
Total liabilities and stockholders' equity	$332,031	$327,712

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2019	9/30/2018
Cash flows provided by operating activities:
Net loss	$(1,255)	$(1,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	6,999	8,168
Deferred income tax expense	(569)	(1,000)
Stock based compensation	2,521	3,922
Provisions for doubtful accounts, service credits and other	652	1,631
Adjustments of non-cash transaction taxes	—	(156)
Changes in assets and liabilities:
Accounts receivable	252	(2,534)
Prepaid expenses, inventory and other assets	2,131	(1,160)
Accounts payable, accrued liabilities and other	(1,366)	(346)
Deferred revenue	1,383	4,998
Net cash provided by operating activities	10,748	11,856
Cash flows from investing activities:
Purchases of property and equipment	(4,162)	(5,094)
Purchase of short-term investments	(44,499)	(3,911)
Maturities of short-term investments	19,000	4,000
Net cash used in investing activities	(29,661)	(5,005)
Cash flows from financing activities:
Cash distributions to stockholders	(7,440)	(7,631)
Purchase of common stock (including commissions)	(6,575)	(10,026)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	119	143
Purchase of common stock (including commissions)	(6,575)	(10,026)
Net cash used in financing activities	(14,913)	(18,492)
Effect of exchange rate on cash	(198)	(965)
Net decrease in cash and cash equivalents	(34,024)	(12,606)
Cash and cash equivalents, beginning of period	83,343	103,179
Cash and cash equivalents, end of period	$49,319	$90,573
Supplemental disclosure:
Income taxes paid	$927	$726

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Revenue
Paging	$21,212	$21,342	$21,687	$21,997	$22,442	$22,824	$23,308	$23,624
Non-paging	602	785	923	1,094	817	834	961	955
Total wireless revenue	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579

License	2,723	1,676	2,840	3,496	3,175	1,993	4,376	2,990
Services	4,202	4,835	5,206	5,103	4,555	4,363	4,071	5,437
Equipment	689	842	963	1,568	1,296	1,107	1,024	945
Operations revenue	$7,614	$7,353	$9,009	$10,167	$9,026	$7,463	$9,471	$9,372

Maintenance revenue	$10,025	$10,045	$10,145	$9,998	$10,191	$9,507	$9,374	$9,819
Total software revenue	$17,639	$17,398	$19,154	$20,165	$19,217	$16,970	$18,845	$19,191

Total revenue	$39,453	$39,525	$41,764	$43,256	$42,476	$40,628	$43,114	$43,770

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Cost of revenue
Payroll and related	$5,099	$4,749	$4,931	$4,868	$4,923	$4,853	$4,874	$4,374
Cost of sales	1,567	1,900	2,080	3,349	2,623	2,119	2,475	1,990
Stock based compensation	21	97	107	44	75	75	55	58
Other	503	493	474	511	520	549	474	700
Total cost of revenue (b)	7,190	7,239	7,592	8,772	8,141	7,596	7,878	7,122
Research and development
Payroll and related	5,083	4,639	4,263	4,350	4,709	4,506	4,002	3,521
Outside services	2,027	1,912	1,745	2,115	1,040	1,481	1,513	1,361
Stock based compensation	102	84	11	5	71	90	71	(71)
Other	225	172	148	148	114	100	149	123
Total research and development	7,437	6,807	6,167	6,618	5,934	6,177	5,735	4,934
Technology operations
Payroll and related	2,823	2,662	2,647	2,616	2,866	2,618	2,693	2,413
Site rent	3,269	3,480	3,296	3,432	3,482	3,538	3,496	3,471
Telecommunications	1,016	1,019	996	1,021	950	935	898	979
Stock based compensation	30	30	30	24	24	24	24	20
Other	667	675	705	1,027	465	583	639	734
Total technology operations	7,805	7,866	7,674	8,120	7,787	7,698	7,750	7,617
Selling and marketing
Payroll and related	3,524	3,329	3,273	3,047	3,401	3,311	3,294	2,573
Commissions	1,114	1,298	1,424	1,759	1,225	1,397	1,774	1,634
Stock based compensation	137	128	161	99	135	135	135	93
Advertising and events	703	656	933	1,236	857	996	1,158	1,481
Other	117	163	319	134	98	254	129	258
Total selling and marketing	5,595	5,574	6,110	6,275	5,716	6,093	6,490	6,039
General and administrative
Payroll and related	4,220	4,136	4,041	4,087	4,834	4,340	4,416	3,649
Stock based compensation	674	690	219	860	1,118	943	949	774
Bad debt	402	(96)	308	303	513	279	528	143
Facility rent, office, and technology costs	2,369	2,485	2,294	1,573	2,426	1,824	2,144	1,865
Outside services	2,004	2,306	1,776	2,561	2,363	2,942	1,919	2,924
Taxes, licenses and permits	888	863	921	111	1,081	1,024	1,080	1,120
Other	1,256	1,312	1,188	1,226	1,338	1,389	928	1,220
Total general and administrative	11,813	11,696	10,747	10,721	13,673	12,741	11,964	11,695
Depreciation, amortization and accretion	2,305	2,335	2,359	2,601	2,785	2,669	2,713	2,774
Operating expenses	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181
Capital expenditures	$1,378	$1,495	$1,287	$830	$1,630	$2,299	$1,164	$2,179

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Paging units in service
Beginning units in service (000's)	977	982	992	999	1,024	1,030	1,049	1,063
Gross placements	28	35	27	30	31	35	25	26
Gross disconnects	(50)	(40)	(37)	(37)	(56)	(41)	(44)	(40)
Net change	(22)	(5)	(10)	(7)	(25)	(6)	(19)	(14)
Ending units in service	955	977	982	992	999	1,024	1,030	1,049
End of period units in service % of total (b)
Healthcare	81.7%	81.7%	81.6%	81.4%	81.7%	81.5%	81.1%	80.7%
Government	5.5%	5.6%	5.8%	5.8%	5.8%	5.7%	5.9%	6.0%
Large enterprise	6.1%	5.9%	5.9%	5.9%	6.0%	6.0%	6.0%	6.0%
Other(b)	6.7%	6.8%	6.7%	6.9%	6.5%	6.8%	7.0%	7.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	72	74	77	78	81	85	88	92
101 to 1,000 units	175	179	186	190	192	197	198	198
>1,000 units	708	724	719	724	726	742	744	759
Total	955	977	982	992	999	1,024	1,030	1,049
Account size net loss rate(c)
1 to 100 units	(2.1)%	(3.2)%	(2.3)%	(1.7)%	(4.3)%	(3.8)%	(4.7)%	(3.6)%
101 to 1,000 units	(2.4)%	(3.9)%	(2.3)%	—%	(2.7)%	(0.6)%	(10.0)%	(1.1)%
>1,000 units	(2.2)%	0.7%	(1.1)%	(0.1)%	(2.2)%	(0.2)%	(1.9)%	(1.1)%
Total	(2.2)%	(0.5)%	(1.1)%	(0.2)%	(2.5)%	(0.6)%	(1.8)%	(1.3)%
Account size ARPU
1 to 100 units	$11.84	$12.00	$11.90	$11.61	$11.33	$12.04	$12.13	$12.11
101 to 1,000 units	8.41	8.47	8.35	8.28	8.19	8.34	8.47	8.58
>1,000 units	6.59	6.47	6.57	6.69	6.74	6.62	6.65	6.59
Total	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Reconciliation of net income (loss) to EBITDA (b):
Net (loss) income (c)	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)	$345	$(21,384)
Plus (less): provision for (benefit from) income taxes	(804)	(268)	586	(5)	(446)	(730)	475	24,920
Plus (less): Other expense (income)	(163)	(602)	236	593	110	(102)	47	282
Less: Interest income	(399)	(452)	(449)	(628)	(384)	(342)	(283)	(229)
Operating (loss) income	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)	584	3,589
Plus: depreciation, amortization and accretion	2,305	2,335	2,359	2,601	2,785	2,669	2,713	2,774
EBITDA (as defined by the Company)	$(387)	$343	$3,474	$2,750	$1,225	$323	$3,297	$6,363

	For the nine months ended
	9/30/2019	9/30/2018
Reconciliation of net income (loss) to EBITDA (b):
Net loss	$(1,255)	$(1,667)
(Less) plus: (Benefit from) provision for income taxes	(486)	(701)
Plus (less): Other income (expense)	(528)	56
Less: Interest income	(1,300)	(1,009)
Operating loss	(3,569)	(3,321)
Plus: depreciation, amortization and accretion	6,999	8,168
EBITDA (as defined by the Company)	$3,430	$4,847

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)

	For the three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
(Dollars in thousands)
Operating expenses	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181
Less: depreciation, amortization and accretion	2,305	2,335	2,359	2,601	2,785	2,669	2,713	2,774
Adjusted operating expenses	$39,840	$39,182	$38,290	$40,506	$41,251	$40,305	$39,817	$37,407

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net income (loss) of $166, $196 $359, and $771 in the first, second third, and fourth quarters respectively.